UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 (d)     Election of Directors

Effective February 19, 2014, our Board appointed Michael W. George as a director, to hold office until our 2014 annual meeting of stockholders.

There were no arrangements or understandings between Mr. George and any other person pursuant to which Mr. George was appointed as a director of the Board and there are no related party transactions between Mr. George and our company.

Mr. George is currently the Chief Executive Officer of Michael George & Associates, a health care consulting firm.  Prior to forming Michael George & Associates, Mr. George served as a restructuring and turnaround executive for aaiPharma Inc., Derm Tech International and Urocor, Inc.  Prior to that, he served as President/North America of Elan Pharmaceuticals.  He has over 25 years of sales and marketing experience, including senior management positions, with three large pharmaceutical companies, DuPont Merck Pharmaceutical Company, Bristol Myers Pharmaceutical Company and Sandoz Pharmaceuticals, Inc. (now Novartis). Mr. George serves on the board of ClearPath Diagnostics, Inc., a private company, and Coastal Horizons, Inc., a non-profit corporation.  He holds a B.S. in Business Administration from Central Missouri State University (now the University of Central Missouri) and a Masters of Business Administration from New Hampshire College (now the University of Southern New Hampshire).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: February 25, 2014	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer